Exhibit 99.1

3750 Torrey View Ct

San Diego, CA 92130

www.carefusion.com

FOR IMMEDIATE RELEASE

Contacts:

Media: Kristen Cardillo (858) 617-2317 kristen.cardillo@carefusion.com	Investors: Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION TO ACQUIRE VITAL SIGNS DIVISION OF GE HEALTHCARE FOR $500 MILLION

Acquisition creates global leader in consumable medical products for respiratory care and anesthesiology

• CareFusion to host investor call at 6 a.m. Pacific Time

SAN DIEGO, Nov. 18, 2013 – CareFusion Corp. (NYSE: CFN), a leading, global medical technology company, today announced the signing of a definitive agreement for CareFusion to acquire the Vital Signs division of GE Healthcare for $500 million.

With annual revenue of approximately $250 million, Vital Signs is a leading manufacturer of single-patient-use consumables for respiratory care and anesthesiology. The company also markets products for temperature management and patient monitoring consumables.

The acquisition will significantly expand CareFusion’s Specialty Disposables business by adding global scale and new products for anesthesiology, establishing the company as a leader in the more than $3 billion market for respiratory and anesthesia consumables.

“The acquisition of Vital Signs is well-aligned to our long-term growth strategy, helping us create scale in our Procedural Solutions call points and increase our presence outside of the United States,” said Kieran T. Gallahue, chairman and CEO of CareFusion. “Together, CareFusion and Vital Signs have the R&D, manufacturing and go-to-market resources to drive innovation, invest for growth and better support customers in major geographic markets.”

Strategic fit

With complementary product lines and geographies, the acquisition will enable CareFusion to:

•	Better serve customers globally: With approximately one-third of its revenue coming from customers outside the U.S., Vital Signs will advance CareFusion’s goal to expand in international markets. The combined sales force will have deep customer and clinical expertise in major global markets.

•	Accelerate the transformation of the Specialty Disposables business from a distributor to a vertically integrated manufacturer: With the addition of the Vital Signs portfolio, CareFusion will become a full-line provider of more than 20,000 single-use consumables for respiratory care and anesthesiology, including circuits for oxygen and anesthesia, humidification, masks, filters, pressure infusers and temperature management products.

•	Create clear synergy opportunities: Synergies from the transaction are expected to reach $10 million to $15 million per year on a pretax basis by fiscal 2017. CareFusion sees opportunities to improve top- and bottom-line results by increasing international product sales through Vital Signs’ complementary infrastructure outside of the U.S. and by leveraging CareFusion’s operational infrastructure.

“We are confident this transaction will provide Vital Signs new capabilities to maximize its opportunities in the medical consumables space and enable GE Healthcare’s Life Care Solutions segment to remain focused on its core strengths as a provider of medical device solutions,” said Tom Gentile, president and chief executive officer of GE Healthcare’s Healthcare Systems division. “We believe CareFusion is equipped to unlock the growth potential of Vital Signs with a solid focus and strategy around medical consumables.”

The acquisition is expected to be neutral to modestly accretive to CareFusion adjusted diluted earnings per share in fiscal 2014 and $0.05 to $0.08 accretive in fiscal 2015 excluding amortization of acquired intangible assets, non-cash inventory valuation step-up charges, and nonrecurring restructuring, integration and tax charges. The company expects continued earnings accretion in fiscal 2016 and longer term.

CareFusion expects to complete the acquisition for the Vital Signs business in the United States, China and certain other countries by Dec. 31, 2013, and to finalize the remainder of the transaction during its third quarter, ending March 31, 2014, subject to regulatory review and customary closing conditions.

Upon completion of the transaction, Vital Signs will be CareFusion’s eighth acquisition since 2010.

Headquartered in Totowa, New Jersey, Vital Signs has more than 1,000 employees in three primary locations worldwide, including manufacturing operations in Shenzhen, China, and a global, field-based sales organization.

Conference Call

CareFusion will host a webcast and conference call today at 6 a.m. PST (9 a.m. EST) to discuss the acquisition.

To access the call, visit the Investors page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software.

Investors and other interested parties may also access the call by dialing 877.415.3178 within the U.S. or 857.244.7321 from outside the U.S. and using the access code 87173662. A replay of the conference call will be available from 10 a.m. PST (1 p.m. EST) on Nov. 18 through 11:59 p.m. PST on Nov. 25 and can be accessed by dialing 888.286.8010 in the U.S. or 617.801.6888 from outside the U.S. and using the access code 38703278.

About CareFusion Corporation

CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops industry-leading technologies including Alaris® infusion pumps, Pyxis® automated dispensing and patient identification systems, AVEA®, AirLife® and LTV® series ventilation and respiratory products, ChloraPrep® products, MedMined® services for data mining surveillance, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs approximately 15,000 people across its global operations. More information may be found at www.carefusion.com.

Use of Non-GAAP Financial Measures by CareFusion Corporation

This CareFusion news release and the information contained herein discuss “adjusted diluted earnings per share,” which is a non-GAAP financial measure. The most directly comparable GAAP financial measure is diluted earnings per share from continuing operations. Historically, the company’s presentation of adjusted diluted earnings per share excluded amortization of acquired intangibles, as well as nonrecurring restructuring and acquisition integration charges and nonrecurring tax items. Going forward, the company intends to also exclude inventory valuation step-up charges from acquisitions. In connection with acquisition transactions, including the proposed acquisition of Vital Signs, the company acquires inventory that is recorded at fair value at the time of the acquisition. As the value of acquired finished goods inventory is recorded at the anticipated customer sales price less cost to sell (fair value), which is generally higher than the historical carrying value, the company must record a charge equal to the difference between the fair value and historical carrying value as the underlying product is sold. Going forward, the company will exclude the amount of inventory valuation step-up charges from its adjusted results, as the company does not believe such non-cash charges are reflective of ongoing operating results. The company’s management uses non-GAAP financial measures to evaluate the company’s performance and provides them to investors as a supplement to the company’s reported results, as they believe this information provides additional insight into the company’s operating performance by disregarding certain non-recurring items. Additional information regarding the company’s use of non-GAAP financial measures can be found in the company’s Form 8-K furnished to the SEC on November 18, 2013 and on CareFusion’s website at www.carefusion.com under the Investors tab.

Cautions Concerning Forward-looking Statements

This CareFusion news release and the information contained herein contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. The matters discussed in these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Forward looking statements include, but are not limited to, statements about the timing of the anticipated acquisition, the financing of the anticipated acquisition, the potential benefits and synergies of the anticipated acquisition, including the expected impact on future financial and operating results, and post acquisition plans and intentions. The forward-looking statements contained herein are based on the current expectations and assumptions of CareFusion and not on historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the satisfaction of conditions to closing the agreement; the risk that the businesses will not be integrated successfully; and the risk that benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected. Additional factors that may affect future results are described in CareFusion’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and Annual Report on Form 10-K for the year ended June 30, 2013. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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